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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




The Board of Directors
Owens & Minor, Inc.:


We consent to incorporation by reference in the Registration Statements (Nos. 33-04536, 33-32497, 33-41402, 33-41403, 33-63248, 33-65606, 333-58337 and 333-
58341) on Form S-8 and the Registration Statements (Nos. 33-44428 and 333-58665) on Form S-3 of Owens & Minor, Inc. of our report dated January 30, 2001, relating to the consolidated financial statements of Owens & Minor, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2000.



Richmond, Virginia
March 5, 2001